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                                                                      EXHIBIT 11


                       NANOPHASE TECHNOLOGIES CORPORATION

               STATEMENT REGARDING COMPUTATION OF LOSS PER SHARE


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                                                                               THREE MONTHS ENDED MARCH 31,
                                                                               ----------------------------
                                                                                    1998           1997
                                                                               ------------   -------------
                                                                                       (Unaudited)
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HISTORICAL:
Weighted average common shares outstanding  . . . . . . . . . . . . . . . . .    12,277,467          77,586
                                                                               ============   =============
Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   (887,400)  $  (1,238,191)
                                                                               ============   =============

Net loss per common share . . . . . . . . . . . . . . . . . . . . . . . . . .  $      (0.07)  $      (15.96)
                                                                               ============   =============

PRO FORMA:
Weighted average common shares outstanding  . . . . . . . . . . . . . . . . .      n/a               77,586
Weighted average preferred shares outstanding . . . . . . . . . . . . . . . .      n/a            7,408,354
                                                                               ------------   -------------

  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      n/a            7,485,940
                                                                               ============   =============

Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      n/a        $  (1,238,191)
                                                                               ============   =============

Pro forma net loss per common share . . . . . . . . . . . . . . . . . . . . .      n/a        $       (0.17)
                                                                               ============   =============
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